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                                                                    EXHIBIT 23.2

                         INDEPENDENT AUDITORS' CONSENT

To the Board of Directors and Stockholders of The Boyds Collection, Ltd.
McSherrystown, Pennsylvania


We consent to the use in this Amendment No. 1 to Registration Statement No. 333-79647 of The Boyds Collection, Ltd. on Form S-4 of our report dated January 28, 1999 (except for the exchange of common stock as described in Note 13, for which the date is March 2, 1999) appearing in the Prospectus, which is part of the Registration Statement. We also consent to the reference to us under the heading "Experts" in such Prospectus.



/s/ Deloitte & Touche LLP
New York, New York
June 21, 1999